     As filed with the Securities and Exchange Commission on June 15, 1999
                                               Registration Nos. 333-79827
                                                             333-29255
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                       AND
                         POST-EFFECTIVE AMENDMENT NO. 2
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                           CONTINENTAL AIRLINES, INC.
                (Name of registrant as specified in its charter)


                       DELAWARE                                                             74-2099724
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

                                                                                     JEFFERY A. SMISEK, ESQ.
                                                                                    EXECUTIVE VICE PRESIDENT,
                      1600 SMITH STREET                                          GENERAL COUNSEL AND SECRETARY
                    HOUSTON, TEXAS 77002                                               1600 SMITH STREET
                      (713) 324-5000                                                    DEPARTMENT HQSEO
                                                                                       HOUSTON, TEXAS 77002
                                                                                          (713) 324-5000

      (Address, including zip code, and telephone number,               (Name, address, including zip code, and telephone
including area code, of Registrant's principal executive offices)       number, including area code, of agent for service)


                                   Copies to:
                                 SCOTT N. WULFE
                                ROBERT K. HATCHER
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)

                           ---------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

         This amendment is being filed solely to complete Part II of this Registration Statement and include the exhibits that were not previously filed.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by the Company except as otherwise indicated.


Registration fee....................................... $  83,400
Fees and expenses of accountants.......................    30,000
Fees and expenses of legal counsel ....................   150,000
Fees and expenses of Trustee and counsel...............     5,000
Printing and engraving expenses........................   100,000
Miscellaneous..........................................     6,600
                                                        ---------
         Total......................................... $ 375,000
                                                        =========

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "GCL").

     Section 145 of the GCL authorizes, among other things, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the GCL also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company maintains a directors' and officers' liability policy for such purposes.

     The Certificate of Incorporation and Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Bylaws of the Company provide as follows:

         "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement contains certain provisions for indemnification of directors and officers of the Company and the Underwriters against civil liabilities under the Securities Act.

ITEM 16.      EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:



   EXHIBIT NO.                           DESCRIPTION
   -----------                           -----------
     *1.1       -- Form of Underwriting Agreement (debt securities).

      4.1       -- Restated Certificate of Incorporation of the Company
                   (incorporated by reference to Exhibit 4.1(a) to the Company's
                   Form S-8 Registration Statement (No. 333-06993)) and that
                   certain Certificate of Designation of the Company's Series A
                   Junior Participating Preferred Stock (incorporated by
                   reference to Exhibit A of Exhibit 4.1 to the Company's
                   Current Report on Form 8-K dated November 20, 1998).
      4.2       -- Bylaws of the Company (incorporated by reference to Exhibit
                   99.3 to the Company's Current Report on Form 8-K dated
                   November 20, 1998).
      4.3       -- Form of Senior Indenture (incorporated by reference to
                   Exhibit 4.1 of the Company's Form S-3 filed with the SEC on
                   June 16, 1997).
      4.4       -- Form of Subordinated Indenture (incorporated by reference to
                   Exhibit 4.2 of the Company's Form S-3 filed with the SEC on
                   June 16, 1997).
   ***4.5       -- Form of Senior Debt Securities.
   ***4.6       -- Form of Subordinated Debt Securities.
   ***4.7       -- Form of Depositary Agreement
   ***4.8       -- Form of Depositary Receipt
    **5.1       -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
 ****12.1       -- Computation of Ratio of Earnings to Fixed Charges.
 ****23.1       -- Consent of Ernst & Young LLP.

   EXHIBIT NO.                           DESCRIPTION
   -----------                           -----------
   **23.2       -- Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
   **23.3       -- Consent of Bank One, N.A.
   **24.1       -- Powers of attorney.
   **25.1       -- Statement of Eligibility of Bank One, N.A. with respect to the senior debt securities.
   **25.2       -- Statement of Eligibility of Bank One, N.A. with respect to the subordinated debt securities.

---------------------------


* The Company will file any underwriting agreement relating to any Securities that it may enter into as an exhibit to a Current Report on Form 8-K.

**       Filed herewith.
*** To be filed as an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K.
****     Previously filed.

ITEM 17.      UNDERTAKINGS

         (a)      The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in clauses (i) and
         (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The registrant hereby undertakes that:

                  (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Continental Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 15, 1999.


                                          CONTINENTAL AIRLINES, INC.


                                          By: /s/ JENNIFER L. VOGEL
                                             --------------------------------
                                             Jennifer L. Vogel
                                             Vice President-Legal



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed below by the following persons in the capacities indicated on the 15th day of June, 1999.



                SIGNATURE                                           TITLE
                ---------                                           -----
                  *                               Chairman of the Board and Chief Executive
----------------------------------------          Officer (Principal Executive Officer)
         Gordon M. Bethune

                  *                               Executive Vice President and Chief Financial
----------------------------------------          Officer (Principal Financial Officer)
         Lawrence W. Kellner

                  *                               Vice President and Controller (Principal
----------------------------------------          Accounting Officer)
         Michael P. Bonds

                  *                               Director
----------------------------------------
         Thomas J. Barrack, Jr.

                  *                               President, Chief Operating Officer and Director
----------------------------------------
         Gregory D. Brenneman

                  *                               Director
----------------------------------------
         David Bonderman

                  *                               Director
----------------------------------------
         Kirbyjon H. Caldwell

                  *                               Director
----------------------------------------
         Patrick Foley

                  *                               Director
----------------------------------------
         Douglas H. McCorkindale

                  *                               Director
----------------------------------------
         George G.C. Parker

                  *                               Director
----------------------------------------
         Richard W. Pogue

                  *                               Director
----------------------------------------
         William S. Price, III

                  *                               Director
----------------------------------------
         Donald L. Sturm

                  *                               Director
----------------------------------------
         Karen Hastie Williams

                  *                               Director
----------------------------------------
         Charles A. Yamarone


*By: /s/ JENNIFER L. VOGEL
    ----------------------------
    Jennifer L. Vogel
    Attorney-in-fact

                                INDEX TO EXHIBITS


   EXHIBIT NO.                           DESCRIPTION
   -----------                           -----------
       *1.1   --   Form of Underwriting Agreement (Debt Securities).

        4.1   --   Certificate of Incorporation of the Company (incorporated
                   by reference to Exhibit 4.1(a) to the Company's Form S-8
                   Registration Statement (No. 333-06993)) and that certain
                   Certificate of Designation of the Company's Series A Junior
                   Participating Preferred Stock (incorporated by reference to
                   Exhibit A of Exhibit 4.1 to the Company's Current Report on
                   Form 8-K dated November 20, 1998).

        4.2   --   Bylaws of the Company (incorporated by reference to Exhibit
                   99.3 to the Company's Current Report on Form 8-K dated
                   November 20, 1998).

        4.3   --   Form of Senior Indenture (incorporated by reference to
                   Exhibit 4.1 of the Company's Form S-3 filed with the SEC on
                   June 16, 1997).

        4.4   --   Form of Subordinated Indenture (incorporated by reference to
                   Exhibit 4.2 of the Company's Form S-3 filed with the SEC on
                   June 16, 1997).

     ***4.5   --   Form of Senior Debt Securities.

     ***4.6   --   Form of Subordinated Debt Securities.

     ***4.7   --   Form of Depositary Agreement

     ***4.8   --   Form of Depositary Receipt

      **5.1   --   Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

   ****12.1   --   Computation of Ratio of Earnings to Fixed Charges.

   ****23.1   --   Consent of Ernst & Young LLP.

     **23.2   --   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

     **23.3   --   Consent of Bank One, N.A.

     **24.1   --   Powers of attorney.

     **25.1   --   Statement of Eligibility of Bank One, N.A. with respect to the senior debt securities.

     **25.2   --   Statement of Eligibility of Bank One, N.A. with respect to the subordinated debt securities.

---------------------------


* The Company will file any underwriting agreement relating to any Securities that it may enter into as an exhibit to a Current Report on Form 8-K.

**       Filed herewith.
*** To be filed as an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K.
****     Previously filed.